EXHIBIT 1.1

Phillips-Van Heusen Corporation

(A Delaware Corporation)

5,000,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated April 22, 2010

PURCHASE AGREEMENT

April 22, 2010

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

     as Representatives of the several Underwriters

c/o

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated

One Bryant Park
New York, New York 10036

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the “Company”), confirms its respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 7 hereof), for whom Merrill Lynch, Barclays Capital Inc. (“Barclays”), Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover overallotments, if any.  The aforesaid 5,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”  For the avoidance of doubt, references in this Agreement to the Company's “subsidiaries” refer to the subsidiaries of the Company prior to the closing of the Acquisition (as defined below).

On March 15, 2010, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Tommy Hilfiger Corporation, a British Virgin Islands corporation (“BVI Seller”), Stiching Administratiekantoor Elmira, a foundation under Dutch law (stichting) (“Foundation”) and Tommy Hilfiger Holding S.A.R.L., a Luxembourg limited liability company (“LUX Seller” and together with Foundation, BVI Seller and the TH Shareholders, the “Seller”), Asian and Western Classics B.V., a Dutch limited liability company and Prince 2 B.V., a Dutch private company, to acquire (the "Acquisition”) Tommy Hilfiger B.V., a Dutch limited liability company (“Tommy Hilfiger B.V.” together with its subsidiaries, the “TH Group”).  In connection with the Acquisition and substantially simultaneously with the issuance and sale of the Securities, the Company intends to (i) enter into senior secured bank facilities in an aggregate amount of up to approximately $2,250 million1 (the “Credit Facilities”), (2) enter into multicurrency senior secured revolving facilities in an aggregate principal amount of up to $450 million (the “Revolving Facility”), (3) issue and sell senior notes due 2020 (the “Notes Offering”), (4) issue and sell in a private placement 4,000 shares of the Company's Series A Convertible Preferred Stock to LNK Partners, L.P. and LNK Partners (Parallel), L.P. (together, “LNK”) pursuant to that certain Securities Purchase Agreement, dated March 15, 2010 (the “LNK PSA”) and 4,000 shares of Series A Convertible Preferred Stock to MSD Brand Investments, LLC (“MSD”) pursuant to that certain Securities Purchase Agreement dated March 15, 2010 (the “MSD PSA”) (the “Preferred Stock Offering”) and (5) repurchase up to all of the outstanding 7¼% senior notes due 2011 and the 8⅛% senior notes due 2013 of the Company pursuant to that certain Offer to Purchase and Consent Solicitation Statement, dated April 7, 2010, as amended or supplemented and redeem and/or discharge any such notes that remain outstanding following completion of such offer to purchase (the “Debt Repurchases” and together with the Acquisition, the Credit Facilities, the Revolving Facility, the Notes Offering, the Preferred Stock Offering and this Offering, the “Transactions”).

SECTION 1.

Representations and Warranties.

(a)

Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as follows:

An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Securities (File No. 333-166190) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 2 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act.  Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.  For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 6:00 p.m. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule C hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities that is listed on Schedule C hereto;

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and the final prospectus supplement thereto relating to the Securities as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

“TH Shareholders” means certain funds of Apax Partners L.P. that control The TH Group and the other TH Group shareholders.

“Transaction Documents” means, collectively the documents related to the Acquisition, the Credit Facilities, the Revolving Facility, the Preferred Stock Offering, the Notes Offering, this Offering and the Debt Repurchases.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement).  Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(i)

The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the Company's knowledge, threatened by the Commission.  The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or, to the Company's knowledge, threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(ii)

The Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Securities, including not being an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Securities.

(iii)

The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.

(iv)

The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided however that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 11 hereof).

(v)

The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 11 hereof).

(vi)

The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 11 hereof).

(vii)

The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(viii)

The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the most recent Preliminary Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(ix)

Each of the subsidiaries listed on Exhibit A (the “Material Subsidiaries”) (i) has been duly incorporated and (ii) is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the most recent Preliminary Prospectus; and each Material Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.  All of the issued and outstanding capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and, except as disclosed in the most recent Preliminary Prospectus, the capital stock of each Material Subsidiary is owned by the Company, directly or through subsidiaries free from material liens and encumbrances.

(x)

This Agreement has been duly authorized, executed and delivered by the Company.

(xi)

Each of the Transaction Documents has been or will be, as the case may be, duly authorized, executed and delivered by the Company and its subsidiaries party thereto and, assuming the due authorization, execution and delivery by each of the parties thereto, is or will be, as the case may be, a valid and binding agreement of the Company and its subsidiaries party thereto enforceable against the Company and its subsidiaries party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), and the Transaction Documents conform, or will conform, in all material respects, to the descriptions thereof in the Disclosure Package and the Prospectus.

(xii)

The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, the compliance by the Company with all of the provisions of this Agreement and the application of the proceeds of the offering contemplated hereby, as described in the most recent Preliminary Prospectus under the caption “Use of Proceeds”, do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its subsidiaries under (i) the charter, bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, assets or operations or (iii) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the assets or properties of the Company or any of its subsidiaries are subject, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults or liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(xiii)

The execution, delivery and performance by the Company and its subsidiaries party thereto of the Transaction Documents and the consummation of the Transactions, do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company and its subsidiaries party thereto under (i) the charter, bylaws or other organizational documents of the Company and its subsidiaries party thereto, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company and its subsidiaries party thereto or any of their properties, assets or operations or (iii) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company and its subsidiaries are party or by which the Company and its subsidiaries is bound or to which any of the assets or properties of the Company and its subsidiaries are subject, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults or liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(xiv)

Except as described or summarized in the most recent Preliminary Prospectus and with respect to shares of the Series A Convertible Preferred Stock issued to LNK pursuant to the LNK SPA and to MSD pursuant to the MSD PSA and the registration rights granted the TH Shareholders pursuant to the Selling Stockholder Agreement between the Company and the TH Shareholders, to be entered into upon consummation of the Acquisition (the "Preferred Stockholders Agreements"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xv)

Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or other constitutive documents, except (in the case of such subsidiaries only) as would not have a Material Adverse Effect, or (ii) except as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(xvi)

No consent, approval, order, registration or authorization of or filing with any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, except for consents, approvals, orders and authorizations required under the Securities Act, the Rules and Regulations or applicable securities or “Blue Sky” laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.

(xvii)

The Company has and after consummation of the Offering of the Securities, the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and Prospectus and the consummation of the Transactions will have a capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus.

(xviii)

Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, which have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent registered public accountants as required by the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(xix)

PricewaterhouseCoopers Accountants N.V., who has certified certain financial statements of Tommy Hilfiger B.V. are independent registered public accountants as required by the American Institute of Certified Public Accountants.

(xx)

The financial statements of the Company (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.  The pro forma financial information and the related notes thereto included in the most recent Preliminary Prospectus present fairly, in all material respects, the information presented therein at the dates and for the periods indicated and have been prepared in accordance with the applicable requirements of Regulation S-X under the Securities Act and the assumptions underlying such pro forma financial information are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(xxi)

To the Company's knowledge, the financial statements of Tommy Hilfiger B.V. (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved.

(xxii)

The Company and each of its subsidiaries have good and marketable title to all items of real property and other property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim of any third party or defect in title, except (i) to the extent such would not, individually or in the aggregate, have a Material Adverse Effect and (ii) liens described in the most recent Preliminary Prospectus (including liens securing indebtedness under the Credit Facilities and the Revolving Facility, liens securing the Company’s 7¾% debentures due 2023 and a lien in favor of Mr. Calvin Klein).  Any real property and other property held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with no exceptions except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)

The Company and each of its subsidiaries carry or are entitled to the benefits of insurance in such amounts as, in the reasonable judgment of the Company, are sufficient for the businesses in which they are engaged and, except as would not have a Material Adverse Effect, all such insurance is in full force and effect.

(xxiv)

The Company is not, and on the Closing Date, after giving effect to the offering of the Securities, the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus and the consummation of the Transactions will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxv)

Except as disclosed in the most recent Preliminary Prospectus, there are no pending actions, suits, proceedings or investigations against or, to the Company’s knowledge, affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company or any of its subsidiaries party thereto, to perform its obligations under this Agreement or the Transaction Documents; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(xxvi)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.

(xxvii)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries have filed on a timely basis, or caused to be filed on a timely basis, in each case, taking into account extensions, any and all tax returns required to be filed by them under applicable law, which returns are complete and correct in all material respects.  Neither the Company nor any of its subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxviii)

Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or that could reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(xxix)

Except as disclosed in the most recent Preliminary Prospectus, since the date of the latest audited financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus, there has not been a Material Adverse Effect.  To the Company's knowledge, except as disclosed in the most recent Preliminary Prospectus, since the date of the latest audited financial statements of Tommy Hilfiger B.V. included in the most recent preliminary Prospectus, there has not been any material adverse change in the financial condition, business, properties or results of operations of the TH Group.

(xxx)

The Company and its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls over financial reporting that the Company believes are sufficient to provide reasonable assurance that transactions are properly authorized and recorded and detailed records are kept which accurately and fairly reflect financial activities, so as to permit the preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States.

(xxxi)

The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13(a)-15(e) under the Exchange Act), such disclosure controls and procedures are designed in a manner the Company believes sufficient to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and to the extent required by the Rules and Regulations, to allow timely decisions regarding required disclosure to be made and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxxii)

Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, to the Company’s knowledge, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxiii)

Since the date of the most recent balance sheet of Tommy Hilfiger B.V. reviewed or audited by PricewaterhouseCoopers Accountants N.V., (i) the Company has not been advised of and does not have knowledge of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of Tommy Hilfiger B.V and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of Tommy Hilfiger B.V. and each of its subsidiaries.

(xxxiv)

The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(a) or 5(a), as applicable.

(xxxv)

The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, or except as disclosed in the most recent Preliminary Prospectus (including, without limitation, such disclosure as to the ownership of the Calvin Klein brands by the Calvin Klein Trademark Trust):  (i) the Company or one if its subsidiaries own, or have a valid license to use on reasonable terms, patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and Internet domain names or other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as now conducted; and (ii) neither the Company nor any of its subsidiaries (X) to the knowledge of the Company, is in violation or infringement of, or has violated or infringed, any intellectual property rights of any other person or (Y) has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.  The Company or one of its subsidiaries own the owned Intellectual Property free and clear of any liens or encumbrances, except as disclosed in the most recent Preliminary Prospectus (including, liens under the Company’s Credit Facilities and Revolving Facility, liens under the Company’s 7¾% debentures due 2023 and a lien in favor of Mr. Calvin Klein).  As of the date of this Agreement there are not, and as of the date of the Closing there will not be, any events which are reasonably likely to result in a foreclosure on any such liens.

(xxxvii)

  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has notified the Company in writing that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has notified the Company in writing that it is considering  (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company (other than, in the cases of both (a) and (b), as has been publicly announced prior to the date of this Agreement).

(xxxviii)

Neither the Company nor any of its Material Subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree (including, without limitation environmental laws and the Employee Retirement Security Act of 1974, as amended) applicable to it of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxix)

Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xl)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(xli)

Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlii)

To the knowledge of the Company, the representations and warranties of Tommy Hilfiger B.V. contained in Article 3 and of the Seller contained in Article 4 of the Purchase Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Purchase Agreement, and are, as of the date hereof, true and accurate in all material respects.  To the knowledge of the Company, none of the TH Group or Seller was, as of the date of the Purchase Agreement, or are, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse or time or both, would constitute such default or breach, of the due performance or observance of any term, agreement, covenant or condition contained in the Purchase Agreement, in each case except to the extent that such default or breach would not reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the TH Group or on the ability of the TH Group or the Seller to consummate the Acquisition.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

For purposes of this Section 1, as well as for Section 3 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

SECTION 2.

Sale and Delivery to Underwriters; Closing.

(a)

Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)

Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)

Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York, 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on April 28, 2010 (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)

Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

SECTION 3.

Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)

The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly reasonable best efforts to obtain its withdrawal.

(b)

The Company will prepare and file with the Commission any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the judgment of the Representatives or the Company, may be required by the Securities Act or requested by the Commission or necessary or advisable in connection with the offering of the Securities.

(c)

The Company will furnish to each of the Representatives such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(d)

During the period in which the Prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of this Agreement and by the Prospectus.  If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 3(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(e)

As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, the Company will make generally available to its security holders and the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) satisfying the requirements of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, as permitted by Rule 158).

(f)

The Company will, whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the Underwriters is consummated, pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Securities; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 3(k) hereof and the preparation, printing and distribution of any Blue Sky Memorandum (including the related reasonable fees and expenses of counsel to the Underwriters); (vi)  any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities (including related reasonable fees and expenses of counsel to the Underwriters); (viii) the services of the Company's transfer agent for the Common Stock (including the fees and disbursements of counsel for the transfer agent); (ix) any “road show” or other investor presentations relating to the offering of the Securities (including, without limitation, for meetings and travel); and (x) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 3(f).

(g)

Until completion of the distribution of the Securities, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h)

The Company will apply the net proceeds from the sale of the Securities as set forth in the most recent Preliminary Prospectus and the Prospectus.

(i)

During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Barclays, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Disclosure Package and the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Disclosure Package and the Prospectus.

(j)

The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(k)

The Company will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in no event will the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(l)

The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(m)

During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Barclays, provide its consent to waive the restrictions on dispositions contained in Section 3.2 of the Stockholder Agreements, each to be entered into upon the closing of the Acquisition between the Company on the one hand and each of LNK and MSD on the other hand and Section 3.3 of the Stockholder Agreement to be entered into upon the closing of the Acquisition between the Company and the TH Shareholders.

SECTION 4.

Free Writing Prospectuses.

(a)

The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to any Issuer Free Writing Prospectus identified on Schedule C hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the entire Disclosure Package, did not, as of the Applicable Time and as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not use or refer to “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c)

The Company represents and warrants to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

SECTION 5.

Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to, (i) the accuracy in all respects of the representations and warranties of the Company contained herein that are qualified by materiality or Material Adverse Effect and the accuracy in all material respects of the representations and warranties of the Company contained herein that are not so qualified, in each case as of the date hereof and as of the Closing Date (as if made at the Closing Date) and (ii) each of the following additional terms and conditions:

(a)

The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 3(a) hereof; all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives in accordance with the terms of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice from the Commission of any stop order or any order preventing or suspending the use of the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to each of the Representative’s satisfaction.

(b)

No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of counsel to the Underwriters, is material, or omits to state any fact which, in the reasonable opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)

All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)

The Representatives shall have received from Katten Muchin Rosenman LLP, counsel for the Company, its written opinion and negative assurance statement, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit B.

(e)

The Representatives shall have received from Mark D. Fischer, Esq., General Counsel for the Company, his written opinion, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit C.

(f)

The Representatives shall have received from Dewey & LeBoeuf LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Securities, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g)

The Representatives shall have received from the Company a certificate, dated the Closing Date, of its Senior Vice President, Treasurer and Investor Relations and Senior Vice President, General Counsel and Secretary stating that, to their knowledge after reasonable investigation: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; (iii) the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the most recent Preliminary Prospectus and the Prospectus), and, in their opinion, the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case the Disclosure Package and the Prospectus only (and any amendments or supplements thereto), in light of the circumstances under which they were made) not misleading; and (iv) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth.

(h)

The Representatives shall have received a certificate from the Chief Financial Officer of the Company stating that the financial information attached as Schedule A thereto, contained in the Preliminary Prospectus and the Prospectus has been derived from the records of the Company and to the best of his knowledge and belief is accurate as of the dates set forth in the documents in which they are contained.

(i)

The Representatives shall have received a certificate from the Chief Financial Officer of Tommy Hilfiger B.V. stating that the financial information attached as Schedule A thereto, contained in the Preliminary Prospectus and the Prospectus has been derived from the records of Tommy Hilfiger B.V. and to the best of his knowledge and belief is accurate as of the dates set forth in the documents in which they are contained.

(j)

Neither the Company nor any of its Material Subsidiaries nor the TH Group shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) except for the grant of equity pursuant to its existing stock incentive plans, and borrowings and letters of credit issued under the Company’s existing revolving credit facility, since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Material Subsidiaries or the TH Group or any change, or any development involving a prospective change, in or affecting the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or the TH Group, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities or on the terms and in the manner contemplated in the Prospectus.

(k)

Concurrently with the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial E&Y comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l)

The Representatives shall have received a “bring-down comfort” letter (the “E&Y bring-down comfort letter”) from Ernst & Young LLP, the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the E&Y bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the E&Y bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial E&Y comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial E&Y comfort letter.

(m)

Concurrently with the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Accountants N.V., the Tommy Hilfiger B.V. independent registered public accounting firm, a “comfort” letter (the “initial PWC comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(n)

The Representatives shall have received a “bring-down comfort” letter (the “PWC bring-down comfort letter”) from PricewaterhouseCoopers Accountants N.V., the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives reaffirming, as of the date of the PWC bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the PWC bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial PWC comfort letter.

(o)

Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications (other than as has been publicly announced on or prior to the date of this Agreement).

(p)

Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities except for existing hostilities in Iraq and Afghanistan, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Securities or on the terms and in the manner contemplated in the Prospectus.

(q)

At the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(r)

At the date of this Agreement, the Representatives shall have received a lock-up agreement substantially in the form attached as Exhibit D hereto signed by the persons listed on Schedule D hereto.

(s)

Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(t)

Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)

Certificates from each of the individuals required to deliver certificates pursuant to Sections 5(g), 5(h) and 5(i) of this Agreement, each such certificate, dated such Date of Delivery, confirming that the certificate delivered at the Closing Date Section 5(g), 5(h) and 5(i), as the case may be, remains true and correct as of such Date of Delivery.

(ii)

Written opinions of Katten Muchin Rosenman LLP, Mark D. Fischer and Dewey & LeBoeuf LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(d), 5(e) and 5(f), respectively, hereof.

(vii)

Bring-down comfort letters of Ernst & Young LLP and PriceWaterhouse Coopers Accountants N.V., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Sections 5(l) and 5(n), respectively, hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

SECTION 6.

Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) (x) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter promptly upon demand, but in no event later than 30 days following such demand, for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, expressly for use therein (which information is specified in Section 11 hereof).

(b)

Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) (x) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company promptly upon demand, but in no event later than 30 days following such demand, for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 11 hereof).

(c)

Promptly after receipt by any indemnified party under Section 6(a) or 6(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under such subsection, notify each indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify each such indemnifying party will not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 6.  If any such claim or action will be brought against any indemnified party, and it notifies each indemnifying party thereof, each such indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with each other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from each indemnifying party to the indemnified party of its election to assume the defense of such claim or action, each such indemnifying party will not be liable to the indemnified party under Section 6(a) or 6(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the indemnified party will have the right to employ counsel to represent the indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under Section 6(a) or (b), as applicable if (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and in the judgment of such counsel it is advisable to employ separate counsel, (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which event the fees and expenses of such separate counsel will be paid by the indemnifying party and (iv) the named parties in any such proceeding (including any impleaded parties) including both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly, but in no event later than 30 days, following demand from the indemnified parties for reimbursement of such fees and expenses as they are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that any indemnified party was not entitled to payment of such expenses by the indemnifying party pursuant to this subsection (c) (including because such party is not entitled to indemnification with respect to such matter pursuant to this Section 7), such indemnified party shall promptly reimburse such payment to the indemnifying party.  No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of each indemnifying party or if there be a final judgment for the plaintiff in any such action, each such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 6(a) or 6(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 6(d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 6(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 6(d).  Notwithstanding the provisions of this Section 6(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint.  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 6(c) above).

(e)

The obligations of the Company under this Section 6 will be in addition to any liability that the Company may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 6, to the respective affiliates, officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

SECTION 7.

Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the amount of the Securities set forth opposite the name of each non-defaulting Underwriter in Schedule A hereto bears to the total amount of the Securities less the amount of the Securities the defaulting Underwriter agreed to purchase set forth in Schedule A hereto) the amount of the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Securities if the total amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total amount of the Securities, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the amount of the Securities set forth opposite its name in Schedule A hereto.  If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Securities.  If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 of this Agreement.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 7.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Securities of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and each of the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

SECTION 8.

Termination; Reimbursement of Expenses.  Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder or any condition to the Underwriters' obligations hereunder is not fulfilled.  Any termination of this Agreement pursuant to this Section 8 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in this Section 8 or Sections 3(f) or 6 hereof.  If the sale of the Securities provided for in this Agreement is not consummated (i) by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or (ii) because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Securities or in contemplation of the performance by them of their obligations hereunder (upon demand and presentation of reasonable supporting documentation).  It is understood, however, that, except as otherwise provided in this Section 8 or Section 3(f) or 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Securities.

Any notice referred to above may be given at the address specified in Section 10 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

SECTION 9.

Survival of Certain Provisions.  The agreements contained in Section 6 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 3 of this Agreement will survive the delivery of the Securities to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

SECTION 10.

Notices.  Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing by mail, telex or facsimile transmission addressed to the address of the Company set forth in the Registration Statement, Attention: Mark D. Fischer, Esq., Senior Vice President, General Counsel and Secretary, facsimile number (212)-381-3993, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representatives in care of Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal, provided, however, that any notice to an Underwriter pursuant to Section 6(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any party hereto by the Representatives upon request.  Any such statements, request, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

SECTION 11.

Information Furnished by Underwriters.  The Underwriters severally confirm and the Company acknowledges and agrees that the statements in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” in the Prospectus and the information under the heading “Underwriting–Electronic Offer, Sale and Distribution of Shares” in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus.

SECTION 12.

Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 13.

No Advisory or Fiduciary Relationship.  Each of the Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.

Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.

Definition of “Business Day”.  “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

SECTION 16.

Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.

GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.

TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.

Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.

Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

2

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company in accordance with its terms.

Very truly yours,

Phillips-Van Heusen Corporation

By

      /s/ MARK D. FISCHER

Name:  Mark D. Fischer

Title:    Senior Vice President

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.

CREDIT SUISSE SECURITIES (USA) LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

                                     INCORPORATED

By

/s/ ANN WALKER - RUIZ

Name:  Ann Walker - Ruiz
Title:    Managing Director

By: BARCLAYS CAPITAL INC.

By

/s/ MICHAEL A. GOLDBERG

Name:  Michael A. Goldberg
Title:    Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

3

SCHEDULE A

The initial public offering price per share for the Securities shall be $66.50.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $63.6738, being an amount equal to the initial public offering price set forth above less $2.8262 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,368,185
Barclays Capital Inc.	968,185
Deutsche Bank Securities Inc.	968,185
Credit Suisse Securities (USA) LLC	968,185
RBC Capital Markets Corporation	250,000
BBVA Securities Inc.	68,180
Credit Agricole Securities (USA) Inc.	68,180
Fortis Bank (Nederland) N.V.	68,180
HSBC Securities (USA) Inc.	68,180
J.P. Morgan Securities Inc.	68,180
Scotia Capital (USA), Inc.	68,180
SunTrust Robinson Humphrey, Inc.	68,180

Total	5,000,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Phillips-Van Heusen Corporation	5,000,000	750,000

Total	5,000,000	750,000

Sch B - 1

SCHEDULE C

Issuer Free Writing Prospectuses

None.

Sch C - 1

SCHEDULE D

List of Persons Delivering the Lock-Up Agreement contained in Exhibit D

Mary Baglivo

Emanuel Chirico

Edward H. Cohen

Francis K. Duane

Mark D. Fischer

Joseph B. Fuller

Bruce Goldstein

Pamela N. Hootkin

Margaret L. Jenkins

David Kozel

Bruce Maggin

V. James Marino

Paul Thomas Murry

Henry Nasella

Rita M. Rodriguez

Craig Rydin

Michael A. Shaffer

Allen E. Sirkin

Sch D - 1

Exhibit A

MATERIAL SUBSIDIARIES

As used in this Agreement, the “Material Subsidiaries” of the Company are as follows:

Calvin Klein, Inc.

Cluett Peabody Resources Corporation

Cluett Peabody & Co, Inc.

PVH Neckwear, Inc.

A-1

EXHIBIT B

FORM OF OPINION OF ISSUER’S COUNSEL

(i)

The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ii)

The Company has an authorized capitalization as set forth under the heading "Description of Capital Stock" in the Prospectus.

(iii)

 The Securities have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

(iv)

 Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Company's Common Stock pursuant to an agreement to which the Company is a party and known to such counsel and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Certificate of Incorporation (as amended) or by-laws or any agreement or other instrument known to such counsel.

(v)

The Agreement has been duly and validly authorized, executed and delivered by the Company.

(vi)

 The execution, delivery and performance of the Agreement by the Company and the issuance and sale of the Securities on the applicable Delivery Date and the application of the proceeds from the issuance and sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would reasonably be likely to constitute a default) under (A) the Certificate of Incorporation or by-laws of the Company; or (B) any Delaware, New York or federal statute or any rule or regulation, or any order known to such counsel, but without having performed a docket search, issued by any court or governmental agency or body having jurisdiction over the Company and applicable to transactions of this type.

(vii) To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Agreement in connection with the issuance or sale of the Securities and application of the net proceeds as described in the Prospectus under the caption "Use of Proceeds," except for such consents, approvals, authorizations, orders and filings under applicable state securities laws and under the Securities Act in connection with the issuance of the Securities.

(vii)

The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act and was filed with the Commission on the date specified in such opinion, and upon its filing automatically became effective under the Securities Act.  The Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations, in each case on the date specified in such opinion.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and no proceeding for such purpose has been instituted or threatened by the Commission.

(viii)

Each of the Registration Statement, at the Effective Date, the Preliminary Prospectus and the Prospectus (other than the documents incorporated by reference therein, the financial statements and the notes thereto and other information and data of a financial, statistical or accounting nature, contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, as to which no opinion is rendered), each as of its date, comply as to form in all material respects with the applicable requirements of the Securities Act.

(ix)

The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of the Tommy Hilfiger Acquisition” and "Description of Capital Stock," insofar as they purport to constitute a summary of matters of law and a summary of legal matters or the documents referred to therein, are correct summaries in all material respects.

(x)

The statements set forth in the Preliminary Prospectus and the Prospectus under the caption "Material United States Federal Income and Estate Tax Considerations for Non-U.S. Holders," insofar as they constitute a summary of matters of United States federal income tax law (but not insofar as they relate to any expectation, anticipation or belief regarding status as a United States property holding corporation for United States federal income tax purposes), constitute an accurate summary of the matters described under such caption in all material respects.

(xi)

The Company is not, and after giving effect to the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the issuance and sale of the Securities as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" as defined in the U.S. Investment Company Act of 1940.

Such counsel shall deliver a letter stating that such counsel has participated in conferences with representatives of and counsel for the Company and Tommy Hilfiger B.V., representatives of the independent registered public accounting firms of each of the Company and Tommy Hilfiger B.V. and representatives of and counsel for the Underwriters at which conferences the contents of the Registration Statement, Prospectus, Disclosure Package and related matters were discussed and, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, Prospectus or Disclosure Package (except as expressly provided in its opinions), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, as of its Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of the date hereof and as of the date of such letter (other than the financial statements and related schedules therein and notes thereto and the other financial, statistical and accounting information and accounting data, included or omitted therein, as to which such counsel expresses no opinion or belief) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates or opinions of responsible officers of the Company and Tommy Hilfiger B.V. and upon certificates from public officials.  Such counsel may assume, to the extent counsel deems proper, that all of the representations and warranties contained in the Agreement are accurate, true and correct (except to the extent they contain legal conclusions that are otherwise the subject of such opinion).  Such counsel may assume, to the extent counsel reasonably deems proper, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals and the conformity to original documents submitted to such counsel as copies.

Such opinion may state that it was not intended or written for use, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties, that it was written to support the promotion or marketing of the matters addressed in such opinion and that each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Such opinion shall be subject to customary assumptions, qualifications and exceptions, including enforceability exceptions, as counsel deems proper.  Capitalized terms used but not defined in this Exhibit B shall have the meanings assigned thereto in the Agreement.

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Exhibit C

FORM OF OPINION OF MARK D. FISCHER, ESQ., GENERAL COUNSEL OF THE COMPANY

1.

The Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on an annex to the opinion.

2.

Each of the Material Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power to own or lease its properties and conduct its business as described in the Prospectus.  All of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.

3.

The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Securities, and compliance by the Company with the terms and provisions thereof, and the application of the proceeds of such issuance and sale, as described in the Prospectus under the caption “Use of Proceeds,” to the best of my knowledge, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event of default with the giving of notice or the lapse of time, or both, would reasonably likely constitute a default) under the charter or by-laws (or similar organizational documents) of any Material Subsidiary or any statute or rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over any Material Subsidiary, or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would reasonably be likely to constitute a default) or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company under any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the assets or properties of the Company is subject, except for such breaches, violations or defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would not be reasonably expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement.

4.

Except as disclosed in the Disclosure Package and the Prospectus, to the best of such counsel's knowledge but without having performed a docket search, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement.

5.

Each of the documents incorporated by reference in the Preliminary Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act when it was filed with the Commission or when it became effective under the Exchange Act, as applicable, complied as to form with the requirements of the Exchange Act.

6.

Except as described or summarized in the Disclosure Package and the Prospectus and with respect to the Series A Convertible Preferred Stock issued to LNK pursuant to the LNK SPA and to MSD pursuant to the MSD PSA and the registration rights granted the TH Shareholders pursuant to the Selling Stockholder Agreement between the Company and the TH Shareholders, dated the Closing Date), to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

Such counsel shall state that such counsel has participated in conferences with other representatives of the Company, Tommy Hilfiger B.V, representatives of the independent registered public accounting firms of each of the Company and Tommy Hilfiger B.V. and representatives of and counsel for the Underwriters at which conferences the contents of the Registration Statement, Prospectus and Disclosure Package and related matters were discussed and, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, Prospectus and Disclosure Package (except as expressly provided in its opinions), nothing has come to the attention of such counsel to cause such counsel to believe that (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and as of the date of such counsel’s opinion or (C) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such counsel’s opinion reasonably acceptable to counsel to the Underwriters, as of the Applicable Time (other than, with respect to the Registration Statement, Prospectus and most recent Preliminary Prospectus, the financial statements and related notes thereto and supporting schedules and other financial, statistical and accounting information and contained or incorporated by reference therein or omitted therefrom, as to which such counsel will express no view), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the most recent Preliminary Prospectus, in light of the circumstances under which they were made) not misleading.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates or opinions of responsible officers of the Company and Tommy Hilfiger B.V. and upon certificates from public officials.  Such counsel may assume, to the extent counsel deems proper, the accuracy and completeness of all documents and records that such counsel has reviewed, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals and the conformity to original documents submitted to such counsel as facsimile, or as certified, conformed or reproduced copies.  Capitalized terms used but not defined in this Exhibit C shall have the meanings assigned thereto in the Agreement.

C-1

Exhibit D

Form of Lock-Up Agreement

_______, 2010

BOFA MERRILL LYNCH
Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.

CREDIT SUISSE SECURITIES (USA) LLC

  as Representatives of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement

c/o  Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park
New York, New York 10036

c/o  Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Re:

Proposed Public Offering by Phillips-Van Heusen Corporation

Dear Sirs:

The undersigned, a stockholder, an officer (as defined under Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended) and/or director of Phillips-Van Heusen Corporation, a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc. (“Barclays”), Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the underwriters, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch and Barclays, directly or indirectly, or as permitted by the terms hereof (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and Barclays, provided that (1) Merrill Lynch and Barclays receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, it being further agreed that any such permitted transfer shall be made:

(i)

as a bona fide gift or gifts; or

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)

as a distribution to limited partners or stockholders of the undersigned; or

(iv)

to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, without the written consent of Merrill Lynch and Barclays, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise during the lock-up period provided for herein and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.  In addition, the undersigned may sell any shares of Common Stock that are scheduled to be sold under 10b5-1 purchase plans designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Plans”), that are in effect as of the date of the Purchase Agreement.  Notwithstanding the foregoing, the undersigned, together with all other directors and officers of the Company executing an agreement restricting the sale of Common Stock during the Lock-Up Period, may offer, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designated to, or could be expected to, result in a disposition of) up to 150,000 shares of Common Stock in the aggregate, in addition to shares of Common Stock that are scheduled to be sold under 10b5-1 purchase plans designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Plans”), that are in effect as of the date of the Purchase Agreement.  For the avoidance of doubt, nothing in this agreement shall prohibit the undersigned from (i) entering into a 10b5-1 Plan (subject to the restrictions otherwise set forth in this lock-up agreement), (ii) taking any and all actions on behalf of the Company in the undersigned's capacity as a director and/or officer of the Company, including, but not limited to, any and all actions related to the grant of awards under the Company’s 2006 Stock Incentive Plan, the issuance of Common Stock upon the exercise of stock options or warrants, the lapse of restrictions on awards of restricted stock units, or the conversion of securities that are convertible into Common Stock, (iii) surrendering to the Company shares of Common Stock held by the undersigned prior to the date hereof in satisfaction of the exercise price payable upon exercise of a stock option granted to the undersigned or (iv) allowing the Company to withhold shares of Common Stock otherwise issuable upon the lapse of restrictions on restricted stock units, or the surrendering to the Company of shares of Common Stock held by the undersigned prior to the date hereof to satisfy the undersigned’s obligation to pay taxes on the lapse of restrictions on restricted stock units or the exercise of stock options granted to the undersigned.  For the avoidance of doubt but otherwise subject to the restrictions contained in this Agreement, with respect to stock options or other convertible securities or securities exercisable for shares of Common Stock, nothing in this Agreement shall prohibit the undersigned from exercising or converting such securities upon the payment in cash of the exercise or conversion price or the delivery to the Company of previously owned shares of Common Stock in payment thereof.

D-1

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

[Signature page to lock-up agreement]

Footnotes

1  Includes incremental.

D-2